UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Exodus Movement, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-3548560
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
15418 Weir Street #333, Omaha, NE	68137
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A common stock, par value $0.000001 per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are shares of Class A common stock, par value $0.000001 per share (the “Common Stock”), of Exodus Movement, Inc. (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under Item 11. “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Form 10 (File No. 000-56643) initially filed with the U.S. Securities and Exchange Commission on February 28, 2024 (as amended from time to time, the “Form 10”).

Item 2.	Exhibits

In accordance with the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Exodus Movement, Inc.
By:	/s/ James Gernetzke
Name: Title:	James Gernetzke Chief Financial Officer
Date: May 8, 2024